Registration No. 34-



                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Tower Realty Trust, Inc.
             (Exact name of registrant as specified in its charter)


               Maryland                                13-393-8558
State of incorporation or organization)   (I.R.S. Employer Identification No.)


         120 West 45th Street
                  24th Floor
         New York, New York                                     10036
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered

Common Stock, $0.01 par value per share          New York Stock Exchange


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          A description of the registrant's common stock, $0.01 par value per share (the "Common Stock") is incorporated herein by reference to the registrant's Registration Statement on Form S-11 (Registration Statement No. 333-33011) as filed with the Securities and Exchange Commission on August 6, 1997 (the "Registration Statement") and in particular to the statements made in the Preliminary Prospectus, included therein under the captions "Description of Capital Stock" and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

          A copy of the description of the Common Stock has previously been filed with the New York Stock Exchange, Inc.

Item 2.   Exhibits.

          The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

          1.     The Registration Statement

          2.     Form of Articles of Amendment and Restatement of the Registrant

          3.     Form of Amended and Restated Bylaws of the Registrant

          4.     Specimen of the Registrant's Common Stock certificate



625107.1

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      Tower Realty Trust, Inc.


Date:  September 16, 1997



By:  /s/ Lawrence H. Feldman
     ________________________________________
     Name:    Lawrence H. Feldman
     Title:   Chairman, Chief Executive Officer
                and President


625107.1